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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          OMNICORDER TECHNOLOGIES INC.
           ---------------------------------------------------------
           (Exact name of the registrant as specified in its charter)

                 Delaware                                      (11-3386214)
         -----------------------                            ------------------
         (State of incorporation                             (I.R.S. Employer
            or organization)                                Identification No.)

             25 East Loop Road
           Stony Brook, New York                                11790-3350
         ------------------------                           ------------------
          (address of principal                                 (zip code)
            executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None.





         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of Securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-66093

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
                                (Title of Class)







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Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered consists of the Registrant's shares of Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Item 2. Exhibits.

         The following exhibits are filed pursuant to the instructions to item
2:

         3(i) Certificate of Incorporation of the Company. (Filed as Exhibit 3(i) to the Registrant's registration statement on form SB-2 as filed with the Commission on October 23, 1998 (the "Registration Statement") and incorporated herein by reference).

         3(ii) Bylaws of the Company. (Filed as Exhibit 3(ii) to Amendment No. 1 to the Registration Statement, as filed on December 9, 1998, and incorporated herein by reference).


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         4. Specimen Common Stock certificate.  (Filed as Exhibit 4 to Amendment
No. 2 to the Registration Statement, as filed on January 28, 1999, and incorporated herein by reference).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    OMNICORDER TECHNOLOGIES INC.


                                                    By:      /s/ Mark A. Fauci
                                                        ------------------------
                                                             Mark A. Fauci
                                                             President and CEO